THIS NOTE, AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE REOFFERED, SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (1) REGISTRATION UNDER SUCH ACT OR LAWS OR (2) AN OPINION OF COUNSEL FOR THE COMPANY OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

LIBERTY STAR URANIUM & METALS CORP. and BIG CHUNK CORP.

SECURED CONVERTIBLE PROMISSORY NOTE

US$ 546,016 September 1, 2011

FOR VALUE RECEIVED, LIBERTY STAR URANIUM & METALS CORP., an Arizona corporation, jointly and severally together with BIG CHUNK CORP., its Alaska subsidiary, (both of which together are herein the "**Company**"), promises to pay to the order of NORTHERN DYNASTY MINERALS LTD. (the "**Payee**"), at the office of the Payee at 1500 – 1040 West Georgia Street, Vancouver, BC V6E 4H1, or at such other place as Payee may designate in writing, the principal sum of **Five Hundred and Forty Six Thousand and Sixteen Dollars ($ 546,016)** (the "**Principal Amount**") on the terms set forth below. Interest on the unpaid principal balance shall accrue at a rate of ten percent (10%) per annum, compounded monthly from the date hereof. All payments of interest and principal hereunder shall be made in U.S. currency.

This Note is made in connection with that certain Amendment No. 2 of the Loan and Claim Sale Agreement made June 29, 2010 as amended July 15, 2010, between Company and Payee (the "**Loan Agreement**") and is subject to the terms of that agreement. Payment of this Note is secured by a security interest pursuant to the General Security Agreement dated July 15, 2010 between the Company and Payee made in connection with the Loan Agreement.

1. Definitions

Capitalized terms not defined herein shall have the same meaning as set forth in the Loan and Claim Sale Agreement. The following terms shall have the meanings herein specified:

"**Capital Stock**" means any of the current or future authorized class or series of capital stock of Liberty Star Uranium & Metals Corp.

"**Common Stock**" means authorized Common Stock, $.0001 par value, of Liberty Star Uranium & Metals Corp. and shall include any other class or series of capital stock of Liberty Star Uranium & Metals Corp. that is not limited to a fixed sum in respect of the rights of the holder thereof to participate in the liquidation or winding up of the Company.

"**Conversion Notice**" shall have the meaning set forth in Section 2(a).

"**Conversion Price**" shall mean the per share price(s) at which some or all of the Principal Amount plus all accrued interest thereon is converted or convertible pursuant to Section 2, and in all cases as adjusted pursuant to Section 2(d) or 2(e).

"**Conversion Shares**" means the common shares issuable upon conversion of this Note.

"**Earn In**" means the ability of the Payee to earn a 60% interest in the Big Chunk and Bonanza claims as set out in the Loan Agreement.

"**Event of Default**" means an event specified in Section 4 hereof.

"**Holder**" means the Payee, and each endorsee, pledgee, assignee, owner and holder of this Note, as such; and any consent, waiver or agreement in writing by the then Holder with respect to any matter or thing in connection with this Note, whether altering any provision hereof or otherwise, shall bind all subsequent Holders. Notwithstanding the foregoing, the Company may treat the registered holder of this Note as the Holder for all purposes.

"**Principal Amount**" shall have the meaning set forth in the initial paragraph.

"**Person**" means an individual, trust, partnership, firm, association, corporation or other organization or a government or governmental authority.

Words of one gender include the other gender; the singular includes the plural; and the plural includes the singular, unless the context otherwise requires.

2. Conversion of the Note

(a) **Election to Convert.** Holder may, after it has expended at least $1,000,000 of the Earn In expenditures, at its option exercisable by written notice (the "**Conversion Notice**") to the Company at any time prior to payment in full hereof but subject to the Loan Agreement, elect to convert all or any part of the entire outstanding principal amount of this Note plus a pro rata share of the accrued interest on the then outstanding balance into shares of Common Stock at a conversion price equal to convertible until repaid or deemed repaid, into shares of Common Stock at the 5 day volume weighted average trading price immediately prior to Holder giving a notice of conversion less the maximum allowable discount applicable as if the Common Stock were listed on the TSX Venture Exchange ("Conversion Price").

(b) **Delivery of Conversion Shares.** The Capital Stock issued on conversion of this Note (the "**Conversion Shares**") shall be delivered as promptly as practicable after conversion, the Company shall deliver to Holder, or to such person or persons as are designated by Holder in the Conversion Notice, a certificate or certificates representing the number of shares of Capital Stock into which this Note or portion thereof is to be converted in such name or names as are specified in the Conversion Notice, together with, in the case of conversion of the entire remaining principal balance hereof, any cash payable in respect of a fractional share. Such conversion shall be deemed to have been effected at the close of business on the date when this Note shall have been surrendered to the Company for conversion, so that the person entitled to receive such Conversion Shares shall be treated for all purposes as having become the record holder of such Conversion Shares at such time.

In the event that less than the entire outstanding principal of this Note is converted hereunder pursuant to subsection (b) above, this Note shall not be surrendered for cancellation but shall have

the fact and amount of conversion recorded on the face of this Note by writing acknowledged by Holder and the Company. If less than the entire principal balance of this Note is converted, the amount of principal converted shall be reduced to the nearest amount that results in no fractional shares.

(c) **Reservation of Shares.** The Company agrees that, during the period within which this Note may be converted, the Company will at all times have authorized and in reserve, and will keep available solely for delivery upon the conversion of this Note, Capital Stock and other securities and properties as from time to time shall be receivable upon the conversion of this Note, free and clear of all restrictions on issuance, sale or transfer other than those imposed by law and free and clear of all pre-emptive rights. The Company agrees that the Conversion Shares shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and the Company will take all such action as may be necessary to assure that the stated value or par value per share of the Conversion Shares is at all times equal to or less than the Conversion Price.

(d) **Merger, etc.** In the event of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation) or any sale, lease or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, in either case while any principal or accrued interest remains outstanding under this Note, then such successor, leasing or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Capital Stock for which this Note might have been converted immediately prior to such consolidation, merger, sale, lease or conveyance, (ii) make effective provision in its articles of association or otherwise, if necessary, in order to effect such agreement, and (iii) set aside or reserve, for the benefit of the Holder, the stock, securities, property and cash to which the Holder would be entitled upon conversion of this Note.

(e) **Reclassification of Common Stock**. In the event of any reclassification or change of the Capital Stock into which this Note may be converted (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in the event of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Capital Stock into which this Note may be converted (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), in either case while any principal or accrued interest remains outstanding under this Note, then the Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Capital Stock for which this Note might have been converted immediately prior to such reclassification, change, consolidation or merger. Adjustments will be made to the conversion price on any Capital Stock split or consolidation so that the Payee is in the same relative position as if the conversion had occurred immediately prior to such event.

3. **Payment of this Note - Principal and Interest**

(a) **Due Date.** All principal and interest that has not been converted into Capital Stock pursuant to Section 2 above shall be due and payable in accordance with the terms of the Loan Agreement.

(b) **Payment on an Event of Default.** If an Event of Default occurs and is continuing, then the Holder of this Note may, by written notice to the Company, declare this Note immediately due and payable and demand payment of all principal and interest that has not been converted into Common Stock pursuant to Section 2 above, and, at any time thereafter, the Holder may proceed to collect such unconverted principal and accrued interest.

(c) **Prepayment.** The Company may prepay this Note to the extent permitted by the Loan Agreement.

4. **Events of Default**

The existence of any of the following conditions shall constitute an Event of Default:

(a) Commencement of proceedings under any bankruptcy or insolvency law or other similar law for the reorganization, arrangement, composition or similar relief or aid of debtors or creditors if such proceeding remains undismissed and unstayed for a period of 60 days following notice to the Company by the Holder.

(b) If the Company shall dissolve, liquidate or wind up its affairs or sell substantially all of its assets.

(c) If the Company breaches any of its representations, warranties, covenants or agreements set forth in the Loan Agreement, or the Security Agreement, and such breach shall not be cured within 30 days after written notice thereof shall have been given to the Company by the Holder.

(d) One or more final judgments are entered against the Company involving aggregate unpaid liability not covered by insurance in excess of $500,000, and such amounts are not paid in full within 30 days.

(e) Attachment or similar process of execution is levied against a material portion of the Company's assets and such process is not terminated and any orders issued pursuant thereto cancelled or stayed within 90 calendar days.

(f) The Company is in material breach of any provision of this Note or the Loan Agreement, which breach (other than a breach described in Section 4(a) above) continues for more than 30 calendar days following notice to the Company by the Holder.

5. **Transfer**

(a) Transfer of this Note shall be subject to prior delivery by the proposed transferee to the Company of an opinion of counsel that such transfer is in compliance with all federal and all applicable securities laws. In order to transfer this Note, the Holder, or its duly authorized attorney, shall surrender this Note at the office of the Company pursuant to Section 10 herein, accompanied by an assignment duly executed by the Holder hereof.

(b) This Note is, and each certificate representing Conversion Shares shall be, stamped or otherwise imprinted with a legend substantially in the following form:

> "The securities represented hereby have not been registered under the Securities Act of 1933, as amended or applicable state securities laws and may not be reoffered, sold, transferred, pledged, or otherwise disposed of except pursuant to (1) registration under such act or laws or (2) an opinion of counsel for the Company or other counsel reasonably acceptable to the Company to the effect that such registration is not required."

6. Loss or Mutilation of Note

Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, together with an indemnity reasonably satisfactory to the Company, in the case of loss, theft, or destruction, or the surrender and cancellation of this Note, in the case of mutilation, the Company shall execute and deliver to the Holder a new Note of like tenor and denomination as this Note.

7. Holder not Shareholder

This Note does not confer upon the Holder any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the conversion hereof.

8. Waivers

The failure of Holder to enforce at any time any of the provisions of this Note shall not, absent an express written waiver signed by Holder specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Note or any part hereof or the right of Holder thereafter to enforce each and every such provision. No waiver of any breach of this Note shall be held to be a waiver of any other or subsequent breach.

9. Taxes

The Company agrees that it will pay, when due and payable, any and all stamp, original issue or similar taxes which may be payable in respect of the issue of this Note and/or any Conversion Shares or certificates therefor. The Company shall not, however, be required to pay any stamp, original issue or similar tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates to a person other than of the Payee.

10. Notices

All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to Holder to:

Northern Dynasty Minerals Ltd.
1020 – 800 West Pender Street
Vancouver, BC V6C 2V6

Attention: Trevor Thomas, Corporate Secretary
FAX (604) 684-8092

with a copy to:

Lang Michener LLP
1500 – 1055 West Georgia Street
Vancouver, BC V6E 4N7

Attention: B. Zinkhofer
Fax: (604) 685-7084

if to the Company to:

Liberty Star Uranium & Metals Corp. and Big Chunk Corp.
5610 E. Sutler Lane
Tucson, AZ 85712

Attention: James A. Briscoe
Email: jbriscoe@libertystaruranium.com

with a copy to:

Clark Wilson LLP
800 – 885 West Georgia Street
Vancouver, BC V6C 3H1

Attention: Bernard Pinsky
Fax: (604) 687-6314.

Any party may change the above specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient's location) or on the day shown on the return receipt (if delivered by mail or delivery service).

11. Headings

The titles and headings to the Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note. This Note shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Note to be drafted.

12. Applicable Law and Jurisdiction

The legality, validity, enforceability and interpretation of this Note and the relationship of the parties hereunder shall be governed by the laws of the State of Arizona, without giving effect to the principles of conflict of laws. Any claim, cause of action, suit or demand allegedly arising out of or related to this Note, or the relationship of the parties, shall be brought exclusively in the state or federal courts located in Tucson, Arizona USA, and the parties irrevocably consent to the exclusive jurisdiction and venue of such courts and waive any objections they may have at any time to such exclusive jurisdiction and venue.

IN WITNESS WHEREOF, Liberty Star Uranium & Metals Corp. and Big Chunk Corp. have each caused this Secured Convertible Promissory Note to be signed in its name by the signature of its duly authorized representative.

LIBERTY STAR URANIUM & METALS CORP.

/s/

By: James A. Briscoe
Its: President & CEO

BIG CHUNK CORP.

/s/

By: James A. Briscoe
Its: President & CEO